UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2010

Dongsheng Pharmaceutical International Co., Ltd.
(Exact name of registrant as specified in its charter)

Delaware	333-154787	26-2603989
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

China Bing’qi Plaza, Floor 17, No 69,
Zi Zhu Yuan Rd, Hai’dian District, Beijing
People’s Republic of China 100089
 (Address of principal executive offices)

+86-10-88580708
(Telephone number, including area code)

Copies to:
Joseph M. Lucosky, Esq.
Anslow & Jaclin LLP
195 Rt. 9 South, Suite 204
Manalapan, NJ, 07726
Tel.: (732) 409-1212
Fax: (732) 577-1188

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

Effective September 28, 2010, the board of directors of Dongsheng Pharmaceutical International Co., Ltd. (the “Company”) appointed Mr. Tsang-Bin Zeng (the “Director”) to the Company’s board of directors (the “Board”).  As of the date of this filing, Mr. Zeng has been appointed to the Governance and Nominating Committee of the Board.

Tsang-Bin Zeng, age 53, Director

Mr. Zeng currently serves as the Chief Executive Officer of SunTen Phototech, Inc. (“SunTen”), a position which he has occupied since 2009. SunTen is pharmaceutical company focused on the development of novel botanical medicines and functional dietary products.  Mr. Zeng is responsible for all of aspects SunTen’s operations, development and fund raising.  From 2002 to 2009, Mr. Zeng was the Senior Director of Experimental Medicine and Clinical Pharmacology at AstraZeneca PLC, a globally integrated biopharmaceutical company (“AstraZeneca”).  While at AstraZeneca, Mr. Zeng was responsible for providing clinical pharmacokinetic and pharmacodynamic expertise for multiple drug development programs, as well as managing the activities of personnel associated with the conduct of clinical studies and assurance of compliance with various regulatory agencies.  From 1998 to 2003, Mr. Zeng served as the President and Founder of MegaMed Pharmaceutical Research Institute, a New Jersey based consulting firm for major pharmaceutical companies.  Mr. Zeng received a B.S. degree from Taipei Medical University’s School of Pharmacy in 1980.  He then received a M.S. degree from National Taiwan University’s School of Pharmacy in 1982.  Mr. Zeng received his Ph.D. from SUNY Buffalo in 1990.  The Company believes that Mr. Zeng’s knowledge of the pharmaceutical industry in both China and the United States will make him a vital member of the Board.

Family Relationships

Mr. Zeng does not have a family relationship with any of the officers or directors of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Director Agreement

Pursuant to a director agreement, dated September 28, 2010 (the “Director Agreement”), Mr. Zeng was appointed to board of directors of the Company.  The Director Agreement is filed as Exhibit 10.1 to the current report on Form 8-K and is incorporated herein by reference.

The term of the Director Agreement is for a period of one year, commencing on September 28, 2010, and terminating on September 28, 2011, or the earliest of certain enumerated events in the Director Agreement (the “Term”). During the Term, the Company shall pay to the Director (i) $12,000 in quarterly installments, commencing on October 1, 2010 and (ii) $30,000 of stock options, such options to vest pursuant to the following schedule: (a) $10,000 of stock options to vest on October 1, 2011; (b) $10,000 of stock options to vest on October 1, 2012, contingent upon the renewal of the Director Agreement from September 29, 2011 to September 29, 2012; and (c) $10,000 of stock options to vest on October 1, 2013, contingent upon the renewal of the Director Agreement from September 29, 2012 to September 29, 2013.

The above description of the Director Agreement does not purport to be complete and is qualified in its entity by reference to such Director Agreement, which the Company has filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statement and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Director Agreement by and between the Company and Mr. Tsang-Bin Zeng, effective September 28, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 1, 2010		DONGSHENG PHARMACEUTICAL INTERNATIONAL CO., LTD.

	By:	/s/ Xiaodong Zhu
Xiaodong Zhu Chief Executive Officer